BY-LAWS
                                       OF
                             RAUCH INDUSTRIES, INC.

                          T-A-B-L-E O-F C-0-N-T-E-N-T-S

                                   ARTICLE 1.
                                     OFFICES

                  Section                                          Page

1.       Principal Office...........................................1
2.       Registered Office..........................................1
3.       Other Offices..............................................1


                          ARTICLE II.
                    MEETING OF SHAREHOLDERS

1.       Place of Meetings..........................................1
2.       Annual Meetings............................................1
3.       Substitute Annual Meeting..................................1
4.       Special Meetings...........................................1
5.       Notice of Meetings.........................................2
6.       Voting Lists...............................................2
7.       Quorum.....................................................3
8.       Proxies....................................................3
9.       Voting of Shares...........................................3
10.      Shares Owned By Corporation................................3
11.      Conduct of Shareholder Meetings............................4
12.      Voting Inspectors..........................................4
13.      Record Date................................................5


                         ARTICLE III.
                           DIRECTORS

1.       General Powers.............................................5
2.       Number, Term and Qualifications............................5
3.       Election of Directors......................................5
4.       Cumulative Voting..........................................5
5.       Removal....................................................6
6.       Vacancies..................................................6
7.       Compensation of Nerrbers of Board or Committees............6

                                   ARTICLE IV.
                              MEETINGS OF DIRECTORS

Section                                                            Page

1.       Annual and Reaular Meetings................................6
2.       Special Meetings...........................................6
3.       Notice of Meetings.........................................7
4.       Waiver of Notice...........................................7
5.       Presiding Officer..........................................7
6.       Quorum.....................................................7
7.       Manner of Acting, Vote Required, Vacancies.................7
8.       Presumption of Assent......................................7
9.       Vacancies..................................................7
10.      Informal Action by Directors...............................8


                          ARTICLE V.
                    COMMITTEES OF THE BOARD

1.       Standing Committees........................................8
2.       Executive Committee........................................8
3.       Audit Committee............................................9
4.       Executive Compensation Committee...........................9
5.       Other Committees..........................................10
6.       Board's Continuing Responsibility.........................10
7.       Minutes of Committees.....................................10

                          ARTICLE VI.
                           OFFICERS

1.       Officers of the Corporation...............................10
2.       Election and Term.........................................10
3.       Removal...................................................11
4.       Compensation..............................................11
5.       Chief Executive Officer...................................11
6.       Chairman..................................................11
7.       President.................................................11
8.       Executive Vice Presidents.................................11
9.       Senior Vice Presidents....................................12
10.      Vice Presidents and Assistant Vice Presidents.............12
11.      Secretary.................................................12
12.      Assistant Secretaries.....................................13
13.      Treasurer.................................................13
14.      Assistant Treasurers......................................13

Section                                                           Page

                                  ARTICLE VII.
                          CONTRACTS, LOANS AND DEPOSITS

1.       Contracts.................................................13
2.       Loans.....................................................14
3.       Checks and Drafts.........................................14
4.       Deposits..................................................14


                                  ARTICLE VIII.
               SHARE CERTIFICATES AND THEIR TRANSFER; RECORD DATE

1.       Certificates for Shares...................................14
2.       Transfer of Shares........................................15
3.       Lost Certificate..........................................15
4.       Closing Transfer Books and Fixing Record Date.............15
5.       Holder of Record..........................................16
6.       Treasury Shares...........................................16

                                   ARTICLE IX.
                               GENERAL PROVISIONS

1.       Dividends.................................................16
2.       Seal......................................................16
3.       Waiver of Notice..........................................16
4.       Fiscal Year...............................................17
5.       Indemnification...........................................17

                          ARTICLE X.
         AMENDMENTS................................................17

                                     BY-LAWS
                                       OF
                             RAUCH INDUSTRIES, INC.
                                   ARTICLE I.

                                     OFFICES

         Section 1. Principal Office. The principal office of the Corporation shall be located at the City of Gastonia, North Carolina.

         Section 2. Registered Office. The registered office of the Corporation required by law to he maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         Section 3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.


                                   ARTICLE II.

                             MEETING OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place within the State of North Carolina, as the Board of Directors shall designate.

         Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at 2:00 P.M. on the fourth Monday in April of each year, if not a legal holiday, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting. If this date shall be a legal holiday, the annual meeting shall be held on the next succeeding business day.

         Section 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, the President or the Board of Directors of the Corporation, or any five members of the Board of Directors, and shall be called by the Chairman or the President upon written request of the holders of not less than twenty-five per cent (25%) of all the outstanding shares entitled to vote at the meeting.

         Section 5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten or more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty days before the date of any shareholders' meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid and addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation.

         In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         Section 6. Voting Lists. At least ten days before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered and also the principal office, if different, of the Corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during usual business hours. This list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder at any time during the meeting.

         Section 7. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is not a quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy shall not be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein a longer length of time for which it is to continue in force, or limits its use to a particular meeting, but in no event shall a proxy be valid after ten years from the date of its execution.

         Section 9. Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.*

         A vote of a majority of the then outstanding shares entitled to vote shall be necessary to take or authorize action upon any matter which may properly come before a meeting of shareholders, unless a greater vote is required by law or by the charter or by any specific provision of these by-laws.*

         Voting on all matters shall be by voice or by a show of hands unless in case of the election of directors any shareholder, or in case of any other matter one-twentieth of the shareholders represented and entitled to vote at such meeting shall, prior to voting on any matter, demand a ballot vote in which case the vote on such matter shall be by written ballot.* (Approved by Shareholders 1/3/62 as then Section 8, Article II.)

(EDITOR'S NOTE: The cumulative voting provisions of Section 4, Article III, are as matter of law an exception to the provisions of this Section 9, Article II, in connection with the election of directors.)

         Section 10. Shares Owned by Corporation. Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote.

         Section 11. Conduct of Shareholder Meetings. The Chairman, or in his absence the President or in the absence of both an Executive Vice President, shall preside at all meetings of the shareholders; and the Secretary, or in his absence an Assistant Secretary, shall act as secretary of any such meetings. Such presiding officer shall call any meetings of shareholders to order and, absent the prior appointment by the Board of Directors as authorized in Section 11 of this Article, shall then appoint three shareholders present as Voting Inspectors to act at any such meeting or adjournment thereof, and shall otherwise conduct such meetings. At any annual meeting of shareholders the presiding officer may follow the following agenda:

                  1.Call to order.
                  2.Proof of notice of meeting.
                  3.Appoint Voting Inspectors or announce their prior appointment by the Board of Directors.
                  4.Determination of shares represented and establishment of the presence of a quorum.
                  5.Reading and approving minutes of prior meetings. 6.Delivery of financial statements and any reports on the business operations and conditions of the Corporation. 7.Election of directors.
                  8.Unfinished business.
                  9.New business.
                  10.  Adjournment.

         Section 12. Voting Inspectors. In advance of any meeting of shareholders, the Board of Directors may appoint three Voting Inspectors to act at any such meeting or adjournment thereof, and in the absence of such appointment the officer acting as Chairman of the meeting shall make such appointment. Any vacancy, whether from refusal to act or otherwise, may be filled by the Chairman of the meeting. The decision or certificate of any two of the Voting Inspectors shall be effective as the act of all.

         The Voting Inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, hear and determine all challenges and questions in connection with the vote, count and tabulate all votes, if necessary, and do such acts as may be proper to determine an election or vote with fairness to all shareholders. On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and make and execute a certificate of any fact found by them. The certificate of inspectors shall be prima facie evidence of the facts stated therein and of the vote or any determination as certified by them, unless overruled by a vote of a majority of the shares represented at the meeting, exclusive of the shares as to which there is a controversy.

         Section 13. Record Date. The record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof may be fixed by the Board of Directors within the limits provided in, or absent such action shall be as provided in Section 4, Article VIII, of these by-laws.

                                  ARTICLE III.
                                    DIRECTORS

         Section 1. General Powers.  The business and affairs of the

Corporation shall be managed by its Board of Directors.

         Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall consist of such number of not less than three (3) nor more than twelve (12), the exact number to be determined from time to time by a majority of the votes of the shareholders entitled to vote. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been elected and qualified. Directors need not be residents of the State of North Carolina.

         Section 3. Election of Directors. Except as provided in Section 6 of this Article, the directors shall be elected by plurality vote at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. Such election shall be by either voice or standing vote, and shall not be by ballot.

         Section 4. Cumulative Voting. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. The right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one-half nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

         Section 5. Removal. Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. However, unless the entire Board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

         Section 6. Vacancies. A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 7. Compensation of Members of Board or Committees. The Board of Directors shall fix the compensation to be paid those members of the Board and its committees for their services as such, who are not drawing fixed compensation by reason of being in the regular employment as an officer of the Corporation or any corporate subsidiary of it. The Board of Directors shall also provide for the payment or reimbursement of any expenses incurred by any member of the Board or a committee in attending any regular or special meeting of a Board or committee.

                                   ARTICLE IV.
                              MEETINGS OF DIRECTORS

         Section 1. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide by resolution the time and place for the holding of additional regular meetings within or without the State of North Carolina.

         Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two Directors. Any such special meeting may be held within or without the State of North Carolina.

         Section 3. Notice of Meetings. The annual or any regular meeting of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall at least three days before the meeting give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Section 4. Waiver of Notice. Any Director may waive notice of any meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Presiding Officer. Meetings of the Board of Directors shall be presided over by the Chairman, or in his absence or inability to do so at any meeting, by the President, or if the President is also absent or unable to do so at any meeting, then by such member of the Board as the Board shall elect from its membership to preside at any such meeting.

         Section 6. Quorum. A majority of the Directors fixed pursuant to these by laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 7. Manner of Acting, Vote Required, Vacancies. A vote of a majority of all the directors then holding office shall be necessary to constitute any act or direction of the Board of Directors. Vacancies in the Board of Directors may be filled as provided in Article 111, Section 6, of these by-laws. (Approved by Shareholders 1/3/62 as then Section 5, Article IV.)

         Section 8. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Chairman of the meeting before the adjournment thereof. Such right of dissent shall not apply to a director who voted in favor of such action, but only to a director who was silent at the time of vote on such action.

         Section 9. Vacancies. Vacancies in the Board of Directors may be filled as provide in Article III, Section 6, of these by-laws.

         Section 10. Informal Action by Directors. Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

                                   ARTICLE V.
                             COMMITTEES OF THE BOARD

         Section 1. Standing Committees. The Board of Directors shall annually appoint an Executive Committee, Audit Committee and Executive Compensation Committee, designating the Chairman of each Committee. The membership of each such Committee shall serve at the pleasure of the Board for the same current year as the appointing Board of Directors or until their successors are appointed. Any vacancies occurring thereon for any reason may be filled by the Board of Directors.

         Section 2. Executive Committee. The Executive Committee shall consist of the Chief Executive officer and four other Directors, at least two of whom shall be Directors who are not in the regular employment as an officer of the Corporation or any corporate subsidiary of it. The duties of this Committee shall be to act as an advisory committee to the Chief Executive officer when called upon by the Chief Executive Officer relating to the policies and business affairs of the Corporation, and shall perform such other duties assigned to it by the Board of Directors. During the intervals between meetings of the Board of Directors, this Committee shall have the same authority as the Board of Directors as to any matters relating to the ordinary conduct of the business of the Corporation, but shall have no authority as to any matters not relating to such ordinary conduct of business, including the lack of any authority as to (a) any dissolution, merger or consolidation of the Corporation, (b) the acquisition of all or substantially all of the assets or capital stock of any other business or corporation, (c) the sale, lease or exchange of all or substantially all of the property of the Corporation, or of any manufacturing or processing plant of the Corporation, (d) any amendment of the charter or any amendment, repeal or adoption of any by-law of the Corporation, (e) the appointment of any Committee or the filling of any vacancy in the Board of Directors or any Committee, (f) the election or dismissal of any officer of the Corporation or fixing the compensation of any officer, but it may suspend any officer for misconduct pending action by the Board of Directors, (g) the payment of any dividend or the issue of shares of stock, (h) amending or repealing any resolution or action of the Board of Directors unless so authorized by the Board and (i) any matter which by law required action by the Board of Directors. This Committee shall meet when a meeting thereof shall be called by its Chairman or requested by the Chief Executive Officer.

         Section 3. Audit Committee. The Audit Committee shall consist of not more than 5 nor less than * three directors, none of whom shall be in the regular employment as an officer of the Corporation or any corporate subsidiary of it. The duties of this Committee shall be (a) screening independent certified public account firms and recommending of such a firm to the Board of Directors for retention as the Corporation's independent auditors, (b) to determine to its satisfaction that such independent auditors are properly discharging their duties, that their financial reporting to the shareholders and directors is being done in a competent and adequate manner, and that their relationship with and advice to the officers and accounting staff of the Corporation is cooperative and satisfactory, (c) to determine to its satisfaction that the internal accounting procedures of the Corporation are adequate and that the Corporation's accounting staff is performing its duties in a satisfactory manner, (d) to discuss and review with such independent auditors the scope and results of each of their annual examinations, and particularly any recommendations of such auditors as result thereof, (e) when requested by such independent auditors, the Chief Executive officer, the Treasurer, or when otherwise indicated, to meet with such independent auditors or the Corporation's accounting staff as to any matter involving auditing procedure and reporting,
(e) at least annually following receipt of the independent auditors' annual examination to meet and report to the Board of Directors with reference to the discharge of such Committee's duties and any recommendations it might have, and
(f) to perform such other duties assigned to it by the Board of Directors.

         Section 4.   Executive Compensation Committee.  The Executive

Compensation Committee shall consist of not more than five nor less than* three directors, none of whom shall be in the regular employment as an officer of the Corporation or any corporate subsidiary of it. The duties of this Committee shall be (a) to recommend to the Board of Directors of the Corporation the compensation of the various officers of the Corporation which, in the judgment of the Committee, should from time to time be fixed by the Board, (b) to recommend to the Board of Directors of any corporate subsidiary of the Corporation the compensation of the various officers of any such corporate subsidiary which, in the judgment of the Committee, should from time to time he fixed by the Board of Directors of any such corporate subsidiary, after having first reported any such proposed recommendation to the Board of the Corporation,
(c) to perform any duties assigned to it by the Board with reference to, or under the provisions of any stock option plan duly adopted for any Officers or employees of the Corporation or its corporate subsidiaries, and (d) to perform such other duties assigned to it by the Board of Directors. This Committee shall meet at least once annually and at such other times as the Chief Executive officer shall request or the Chairman of this Committee shall determine as necessary to discharge its duties.

         Section 5. Other Committees. The Board of Directors may from time to time may appoint such other committees, designating the Chairman thereof, as it shall determine as necessary or desirable to serve at the Board's pleasure, and for such purposes and with such duties and powers as the Board shall determine.

         Section 6. Board's Continuing Responsibility. The Designation of any Standing Committee by these by-laws and of any other Committee by the Board of Directors and the delegation thereto of any authority by these by-laws or by the Board of Directors shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or such member by law.

         Section 7. Minutes of Committees. Each Committee appointed by the Board of Directors shall cause written minutes to be recorded of all its meetings showing the disposition of all matters considered and passed upon by such Committee, which shall be kept as a part of the records of this Corporation.

                                   ARTICLE VI.
                                    OFFICERS

         Section 1. officers of the Corporation. The officers of the Corporation shall consist of a President, one or more Executive or Senior Vice Presidents, a Secretary, and a Treasurer, and may consist of such other Vice Presidents and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, including a Chairman or a Controller, as the Board of

Directors may from time to time elect. The title of any of such offices may also include any descriptive administrative designation as the Board may determine.

         Section 2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such election shall be held at each annual meeting of the Board and may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Compensation. The compensation of each officer of the Corporation shall be fixed by the Board of Directors after having first received the recommendation of the Executive Compensation Committee @s to the amount of compensation for any such officer.

         Section 5. Chief Executive Officer. If a Chairman shall be duly elected, the Chairman shall be the Chief Executive Officer of the Corporation, otherwise the President shall be the Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall be responsible for the general supervision and conduct of the affairs of the Corporation and for seeing that all other officers and agents of the Corporation perform their duties. The Chief Executive Officer shall also be ex officio the chairman of, and shall preside at all meetings of, the shareholders and of the Board of Directors, and shall vote the stockholdings of the Corporation in any other corporation.

         Section 6. Chairman. If so duly elected, the Chairman shall be the Chief Executive Officer of the Corporation, and shall have and exercise all those powers and duties of the Chief Executive Officer as specified in Section 5 above of this Article.

         Section 7. President. If there shall be a duly elected Chairman, the President shall perform such duties as shall be assigned to him by the Board of Directors or as directed by the Chairman, shall have such other powers as otherwise vested in him by law, and in the absence or inability of the Chairman to act, shall have and exercise all powers and duties of the Chairman. If there shall not be a duly elected Chairman and unless otherwise directed by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation, and shall have all those powers and duties of the Chief Executive Officer as specified in Section 5 above of this Article.

         Section 8. Executive Vice Presidents. Any Executive Vice President shall perform such duties as shall be assigned to him by the Board of Directors or as directed by the Chairman or the President. In the absence or inability of the Chairman and the President to act, the Executive Vice Presidents, in order of their length of service as an elective Executive Vice President of the Corporation, shall have and exercise all powers and duties of the Chairman and of the President, unless the Board of Directors or the Executive Committee shall otherwise determine.

         Section 9. Senior Vice Presidents. Any Senior Vice President shall perform such duties as shall be assigned to him by the Board of Directors or as directed by the Chairman or the President or any Executive Vice President. In the absence or inability of the Chairman., the President and all Executive Vice Presidents to act, the Senior Vice Presidents, in order of their length of service as an elective Senior Vice President of the Corporation, shall have and exercise all powers and duties of the Chairman and of the President and of any Executive Vice President, unless the Board of Directors or the Executive Committee shall otherwise determine.

         Section 10. Vice Presidents and Assistant Vice Presidents. Any Vice President or Assistant Vice President s all perform such duties as shall be specifically assigned to him by the Board of Directors or as directed by the Chairman, the President or an Executive Vice President, but a Vice President or an Assistant Vice President, unless otherwise determined by the Board of Directors, shall not perform any of the herein specified duties of the Chairman or the President even though the Chairman, the President and all Executive or Senior Vice Presidents shall be absent or unable to act.

         Section 11. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and all committees in one or more books provided for that purpose unless the Board of Directors shall elect a Secretary to the Board of the sole purpose of keeping such minutes; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and shall affix the corporate seal when appropriate or required in connection with any authorized transactions; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general supervision of the stock transfer records of the Corporation; (g) keep or cause to be kept in the State of North Carolina at the Corporation's registered office or principal place of business a record of the Corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, the President or the Board of Directors.

         Section 12. Assistant Secretaries. In the absence of the Secretary or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform, such other duties as may be assigned to them by the Secretary, by the Chairman, the President, or by the Board of Directors. Any Assistant Secretary may sign, with the Chairman, the President or a Vice President, certificates for shares of the Corporation.

         Section 13. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of these by-laws; (b) prepare, or cause to be prepared, a true statement of the Corporation's assets and liabilities as of the close of each quarter and each fiscal year, all in reasonable detail, which statement shall be made and filed at the Corporation's registered office or principal place of business in the State of North Carolina within four months after the end of such fiscal year and thereat kept available for a period of at least ten years; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman, the President or by the Board of Directors, or by these by-laws.

         Section 14. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Chairman, the President, the Treasurer or by the Board of Directors.

                                  ARTICLE VII.
                          CONTRACTS, LOANS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute deliver any instrument on behalf of the Corporation, and such authority may he general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks and Drafts. All checks, drafts or other orders for the payments of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                  ARTICLE VIII.
               SHARE CERTIFICATES AND THEIR TRANSFER; RECORD DATE

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued in such form as shall be determined by the Board of Directors to each shareholder for all fully paid shares owned by such shareholder. Such certificates of stock shall bear the signature of the Chairman, the President, or a Vice President and of the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock records of the Corporation. If a certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of any of the aforesaid officers upon a certificate may be facsimiles or may be engraved, printed, or impressed. If a certificate is not so countersigned or registered, at least one of the signatures of the aforesaid officers thereon shall be manually so signed, and any other of which may be facsimiles or may he engraved, printed or impressed. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

         Section 3. Lost Certificate. The Board of Directors may direct a new, certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of affidavits of such fact from the person claiming the certificate of stock to have been lost or destroyed, as might reasonably be required by the Corporation. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

         Section 4. Closing Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 5. Holder of Record. The Corporation may treat as the absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of its shares.

         Section 6. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights.

                                   ARTICLE IX.
                               GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its charter.

         Section 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

         Section 3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the charter or by these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 5. Indemnification. Any person who at any time serves or has served as a director, officer, employee or agent of the corporation, or who serves or has served, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation against all liability and litigation expense, including reasonable attorneys' fees, arising out of his status as such or his activities in any of the foregoing capacities; provided, however, that the corporation may not indemnify or agree to indemnify a person against liability or litigation expense incurred on account of activities which were at the time taken known or believed to be clearly in conflict with the best interests of the corporation. Any person who at any time serves or has served in any of the capacities described in the preceding sentence, in addition to the right to be indemnified for liability and litigation expense, shall have the right to be indemnified by the corporation against the reasonable costs, expenses, and attorneys' fees incurred in connection with the enforcement of indemrights provided by this by-law.

         The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this by-law, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the corporation.

         Any person who at any time after the adoption of this by-law serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to he doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw. (amended 27 April 1987)

                                   ARTICLE X.
                                   AMENDMENTS

         Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors . Provided however, the Board of Directors shall have no power to adopt a by-law or an amendment to a by-law: prescribing quorum or voting requirements for acting by shareholders or directors different from those prescribed by law; (2) increasing or decreasing the number of directors; or (3) classifying and staggering the election of directors. Any such by-law or amendment can be adopted only by the shareholders.

         No by-law adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such by-law expressly authorizes its amendment or repeal by the Board of Directors.